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                                                                    EXHIBIT 99.1


                                 PRELIMINARY COPY

                    PROXY FOR SPECIAL MEETING OF STOCKHOLDERS


                           TO BE HELD ON         , 1997
 P
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                         ENDOVASCULAR TECHNOLOGIES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, having received the Notice of Special Meeting of Stockholders and the Proxy Statement, hereby appoint(s) Guidant Corporation ("Guidant"), James M. Cornelius, Ronald W. Dollens and J.B. King, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Special Meeting of Stockholders of Endovascular Technologies,
    Inc. ("EVT") to be held on         , 1997, and all
    postponements and adjournments thereof (the "Meeting"), and there to vote all shares of Common Stock of EVT that the undersigned would be entitled to vote, if personally present, in regard to all matters which may come before the Meeting.

      The undersigned hereby confer(s) the Proxies, and each of them, discretionary authority to consider and act upon such business, matters or proposals other than the business set forth below as may properly come before the Meeting. The Proxy when properly executed will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR the proposal.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE

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                                                               SEE
                                                             REVERSE
                                                              SIDE
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[X] PLEASE
     MARK
     VOTES
     AS IN
     THIS
    EXAMPLE

The Board of Directors recommends a vote FOR the proposal.

1. Adoption and approval of the Agreement and Plan of Merger dated as of October 5, 1997, as amended, among Guidant, EVT, and Ski Acquisition Corp.

                [_] FOR         [_] AGAINST          [_] ABSTAIN

2. Approval to adjourn the meeting in the event that the Board of Directors wishes to continue to solicit votes to approve the transaction.

                [_] FOR         [_] AGAINST          [_] ABSTAIN

                                                         MARK HERE FOR ADDRESS
                                                           CHANGE AND NOTE AT
                                                                LEFT [_]

                                    In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

                                    Signature: ________ Dated: ________________

                                    Signature: ________ Dated: ________________